 As filed with the Securities and Exchange Commission on April 29, 1999
                        Commission File Number

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                               FORM SB-2/A
                           REGISTRATION STATEMENT
                     Under The Securities Act of 1933

                            BioNet Technologies, Inc.

   NEVADA                       541990                   84-1247085

 (State or other       (Primary Standard Industrial    (I.R.S. Employer
jurisdictions         Classification Code Number)  Identification number)
of incorporation
or organization
                          3035 Staysail Lane
                        Jupiter, Florida  33477
                       Telephone:  (561) 745-1949
       (Address and telephone number of registrant's principal executive offices and principal place of business.)

                       Laughlin & Associates, Inc.
                           2533 N. Carson St.
                         Carson City, NV 89706
                            (800) 648-09766

     (Name, address and telephone number of agent for service.)

                           with copies to:
                           Jody M. Walker
                           Attorney At Law
                        7841 South Garfield Way
                       Littleton, Colorado 80122

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act
of 1933, check the following box:   | x |

                       CALCULATION OF REGISTRATION FEE
Title of each                        Proposed           Proposed      Amount of
class of             Amount to be    offering          aggregate    registration
securities            registered      price          offering price     fee
Common Stock(1)
 $.001 par value     2,000,000        $.56(2)          $1,120,000      $350.00

(1)Represents Common Stock to be registered for distribution to shareholders of Immune Technologies, Inc. as of May 30, 1998.
(2)Based on bid price of the Company's Common Stock solely for purposes of computing the registration fee

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                PRELIMINARY PROSPECTUS DATED ARIL 29, 1999
                          SUBJECT TO COMPLETION

          2,000,000 Common Shares to be distributed to Shareholders of
                         Immune Technologies, Inc.

                        BioNet Technologies, Inc.


As more fully set forth herein, pursuant to arms length negotiations relating to the purchase of the assets of Immune Technologies, Inc., Immune Technologies, Inc., an unaffiliated Nevada corporation ("Immune") proposes to distribute (the "Distribution") as soon as practicable after the effective date of this registration statement as a dividend to its shareholders of record at the close of business on May 30, 1998 (the "Record Date"), two Common Share of the Company for each two shares of Immune common stock, par value $.001 per share (the "Immune Common
Stock"), held by each Immune shareholder on the Record Date.   This
distribution was agreed to based on arms length negotiations between the principal shareholders of Immune and the Company regarding the purchase of
assets of the Immune.   Immune will distribute 2,000,000 Common Shares
owned by Immune, which represents 19% of the Company's outstanding common
shares on the Record Date.   The Distribution will be made by Immune
without the payment of any consideration by its shareholders.   See "The
Distribution."   The expenses of the Distribution (along with the
distribution below) are estimated to be $22,850 and are to be paid by the Company.

Immune may be deemed to be an underwriter under the Securities Act of 1933.

Prior to the date hereof, there has been a only limited trading market for
the Common Stock of the Company.   There can be no assurance, however, that
the Common Stock will be quoted, that an active trading and/or a liquid market will develop or, if developed, that it will be maintained.

THERE ARE MATERIAL RISKS IN CONNECTION WITH THE PURCHASE OF THE SECURITIES.
SEE RISK FACTORS, PAGE 7.   THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information contained herein is subject to completion or amendment.   A
registration statement relating to these securities has been filed with the
Securities and Exchange Commission.   These securities may not be sold nor
may offers to buy be accepted prior to the time the registration statement
becomes effective.   This prospectus shall not constitute an offer to sell
or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

The Company provides management control and oversight along with capital to its division, Immune Technologies and its subsidiary, GreenGold
International. The Company coordinates the interrelationship between its division and subsidiary.


               The date of the Prospectus is April 29, 1999

                   REPORTS TO SECURITY HOLDERS

The Company shall become subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the Securities and Exchange
Commission.   The Company has not yet filed any reports with the Securities and Exchange Commission. The reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World
Trade Center, New York, New York 10048.   Copies of such material can be
obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

The Company will furnish to shareholders: (i) an annual report containing financial information examined and reported upon by its certified public accountants; (ii) unaudited financial statements for each of the first three quarters of the fiscal year; and (iii) additional information concerning the business and operations of the Company deemed appropriate by the Board of Directors.

                    AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048.

The Company will voluntarily file periodic reports in the event its obligation to file such reports is suspended under Section 15(d) of the Exchange Act.

The Company will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to L. Alan Schafler, President, BioNet Technologies, Inc., 3035 Staysail Lane, Jupiter, Florida 33477

The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

UNTIL          , 1999 (90 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL
PERSONS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF SUCH PERSONS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

NO DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR THE UNDERWRITER, IF AN UNDERWRITER ASSISTS IN THE SALE OF THE SECURITIES.THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE TO

ANY PERSON IN ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

            TABLE OF CONTENTS

PROSPECTUS SUMMARY                                  6
RISK FACTORS                                        7
THE DISTRIBUTIONS                                  10
DILUTION                                           11
THE COMPANY                                        11
BUSINESS ACTIVITIES                                12
MANAGEMENT'S DISCUSSION AND ANALYSIS
   OF FINANCIAL CONDITION                          12
     Trends and Uncertainties
     Capital and Source of Liquidity
     Results of Operations
MANAGEMENT                                         13
      Officers and Directors
      Remuneration
      Indemnification
CERTAIN TRANSACTIONS                               14
PRINCIPAL SHAREHOLDERS                             15
MARKET FOR REGISTRANT'S COMMON EQUITY              15
DESCRIPTION OF SECURITIES                          16
LEGAL MATTERS                                      17
LEGAL PROCEEDINGS                                  17
EXPERTS                                            17
INTERESTS OF NAMED EXPERTS AND COUNSEL             17

                        PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information, financial statements and notes to the financial statements including the notes thereto appearing elsewhere in this Prospectus.

The Company.    The Company. was incorporated in the State of Florida on
May 22, 1986 using the name Global Wrestling Alliance, Inc.   The Company
was authorized to issue 75,000,000 common shares at $.0001 par value.
The Company had limited operations from 1988 through 1990 and ceased
operations at that time.   The Company experienced a change in control and
pursuant to a Board of Directors meeting and subsequent written consent of a majority of its shareholders on May 31, 1993, the Company began operations of its present business under the name Pratt, Wylce & Lords,
Ltd. and a One for One Hundred reverse stock split was effectuated.   The
Company was reincorporated in the State of Nevada on August 18, 1993. Pursuant to the Articles of Merger, the Company is authorized to issue 75,000,000 common shares at $.001 par value and as of December 31, 1998 there were 3,204,270 common shares outstanding. In 1998, the name of the Company was changed to Bionet Technologies, Inc. to more accurately reflect the nature of its proposed business.

The previous business objective of the Company was to provide consulting services which assist the client-company in becoming a publicly traded company. Since its cessation of financial consulting activities, the Company has carried out administrative functions and has begun liquidating its investment portfolio. The Company is currently seeking new business activities unrelated to the provision of financial services.

During the years ended January 31, 1997 and 1998, the Company made working capital advances to Immune Technologies, Inc. (Immune), a former client company, amounting to $79,800. The business of Immune consists of research and development and marketing of products based on new technology for the prevention and related therapy of infectious diseases in animals.

Subsequent to January 31, 1998 the Company entered into a purchase and sale agreement with Immune whereby the Company would purchase certain assets of Immune consisting primarily of accounts receivable, furniture, equipment and intangible assets. The purchase price paid consists of 2,000,000 shares of the Company's common stock and the cash advances made

During August 1998, the Company agreed to issued 1,900,000 shares of its restricted common stock to the certain shareholders of Greengold Corporation (Greengold) in exchange for 100% of the outstanding common
stock of Greengold.   Greengold, to date, has been engaged in research and
development of technology that it hopes to utilize in the recycling and disposal of animal waste with the first application being hog waste. Additional applications of its technology are in the treatment of industrial and municipal water and waste treatment facilities. The assets and liabilities of Greengold consist of patent costs of $7,500 and accounts payable of $28,649 at the acquisition date. The fair value of the stock issued in the transaction amounted to $475,000. The excess of the fair value of the purchase price over the assets acquired has been treated as the purchase of research and development costs by the Company and has been charged to expense during the current quarter.

The Company is authorized to issue a total of 75,000,000 shares of its capital stock (Common Shares), par value per share of $.001,.

The Company's principal offices are located at 3035 Staysail Lane, Jupiter,
Florida 33477.   Its telephone number at such address is (561) 745-1949.


IMMUNE DISTRIBUTION
Distributing Corporation                     Immune Technologies, Inc., a
                                             Nevada corporation.

Securities Being Distributed                 2,000,000 Common Shares
   by Immune

Purpose of Immune Distribution               Negotiated as part of the
                                            acquisition of the assets of
                                            Immune.  To enhance the
                                            Company's  ability to raise
                                            additional capital, if
                                            necessary, in the future.

Immune Distribution Ratio                    Two Common Shares for
                                             every five shares of Immune
                                             Common Stock owned of record
                                             on May 30, 1998, (the "Record
                                             Date").

Use of Proceeds                              The securities to which this
  from Immune distribution                   Prospectus relates are being
                                             distributed to holders of
                                             Immune Common Stock as a
                                             Dividend and neither the
                                             Company nor Immune will
                                             receive any cash or other
                                             proceeds in connection
                                             with the Distribution.

MARKET FOR COMMON STOCK
 .                                            Prior to the date hereof,
                                            there has been only a limited
                                            trading  market for the Common
                                             Stock of the Company.  The
                                             Company Common Shares are
                                             quoted on the NASD
                                             Electronic Bulletin Board.




                                             There can be no assurance that
                                             an active trading and/or a
                                             liquid market will develop or,
                                             if developed, that it will be
                                             maintained.   See "Risk
                                             Factors" and "Market
                                              Listing."

RISK FACTORS                                There are material risks, such
                                             as uncertainty of future
                                             financial results, liquidity
                                             dependent on additional
                                             capital and debt
                                             financing and risks related to
                                             the Company's operations, in
                                             connection with the purchase
                                             of the securities. See "Risk
                                             Factors."

Absence of Dividends; Dividend Policy        The Company does not currently
                                             intend to pay regular cash
                                             dividends on its Common Stock;
                                             such policy will be reviewed
                                             by the Company's Board of
                                             Directors from time to time in
                                             Alight of, among other things,
                                             The Company's earnings and
                                             Financial position.  The
                                             Company does not anticipate
                                             paying dividends on its Common
                                             Stock in the foreseeable
                                             future.  See "Risk Factors."

Transfer Agent                               Florida Atlantic Stock
                                             Transfer, Inc. is
                                             the Transfer Agent for the
                                             Company's securities.


----------------------------------------------------------
                       RISK FACTORS
----------------------------------------------------------

In analyzing this offering, prospective investors should read this entire Prospectus and carefully consider, among other things, the following Risk
Factors:

Risk Factors relating to the Company.

Conflicts of Interest.   Some of the directors of the Company are currently
principals of other businesses.   As a result, conflicts of interest may
arise. The directors shall immediately notify the other directors of any possible conflict that may arise due to their involvement with other
businesses.   The interested directors in any conflict shall refrain from
voting on any matter in which a conflict of interest has arisen.    The
Company has adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms which are fair and reasonable to the Company and approved by a majority of the disinterested
directors of the Company's Board of Directors.   For further discussion see
"Management - Conflicts of Interest Policy." There can be no assurance that such other activities will not interfere with the officers' and directors' ability to discharge their obligation herein.

Benefit to Management.    The Company may, in the future, compensate the
Company's management with substantial salaries and other benefits.   The
payment of future larger salaries, commissions and the costs of these benefits may be a burden on the Company and may be a factor in limiting or preventing the Company from achieving profitable operations in the future. However, the Company would not continue to compensate management with such substantial salaries and other benefits under circumstances where to do so would have a material negative effect on the Company's financial condition. Although specific factors to be utilized in determining the increase in compensation and benefits have been determined, management anticipates that individual performance, liquidity of the Company and profitability will be
part of the determining factors.   See "MANAGEMENT - Remuneration."

Dependence on Key Individuals. The future success of the Company is highly dependent upon the management skills of its key individuals and the Company's ability to attract and retain qualified key individuals. The inability to obtain and employ these individuals would have a serious effect upon the business of the Company.. Other than the employment agreement with L. Alan Schafler, there are not any plans or proposals to
enter into employment contracts with any key individuals.   There can be no
assurance that the Company will be successful in retaining its key employees or that it can attract or retain additional skill personnel
required.   The Company may, in the future, purchase key man life
insurance. "COMPANY - Employees" and "MANAGEMENT."

Vulnerability to Fluctuations in the Economy.   Demand for the Company's
products is dependent on, among other things, general economic conditions that are cyclical in nature. Prolonged recessionary periods may be damaging to the Company.

"Penny" Stock Regulation of Broker-Dealer Sales of Company Securities. The Company lists its Common Shares on the OTC Bulletin Board and then NASDAQ upon meeting the requirements for a NASDAQ listing, if ever. Upon completion of this offering, the Company will not meet the requirements for a NASDAQ listing. Until the Company obtains a listing on NASDAQ, if ever, the Company's securities will be covered by a Rule 15g-9 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by Rule 15g-9 of the Securities Exchange Act of 1934, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually
signed and dated copy of the written statement.   A penny stock means any
equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system; (iii) that has a price of five dollars or more or . . . . (iv) whose issuer has net tangible assets in excess of
$2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of Immune Technologies, Inc. shareholders in this
Distribution to sell their shares in the secondary market.   See "Market
for Registrant's Common Equity and Related Stockholder Matters - Broker-Dealer Sales of Company's Securities."

Limited Operating History; Operating Losses; Potential Fluctuations in
Operating Results.   There can be no assurance that the Company will
generate significant revenues or that the Company will achieve profitability or positive cash flow from operations. The Company will incur losses in the near term. In addition, the Company may continue to experience fluctuations in operating results in the future caused by various factors, some of which are outside of the Company's control, including general economic conditions, specific economic conditions in the parking structure industry, capital expenditures and other costs related to the expansion of operations, the timing of revenue, the introduction of products by the Company or its competitors and the mix of products and services sold. As a strategic response to a changing competitive environment, the Company may elect, from time to time, to make certain pricing, service or marketing decisions or acquisitions that could have an adverse effect on the Company's business, results of operations and financial condition from quarter to quarter.

Possible Need for Additional Financing.   Based upon the Company's current
level of operations and anticipated growth, the Company believes that the net proceeds from the offering will be sufficient to enable the Company to satisfy anticipated cash flow requirements for operating, investing and financing activities, including lease and other debt obligations.
However, if the Company is unable to satisfy such requirements from these sources, the Company would be required to adopt one or more alternatives, such as reducing or delaying acquisitions and capital expenditures, refinancing or restructuring its indebtedness, or selling material assets or operations. There can be no assurance that such alternatives would be available to the Company at all or on terms reasonably acceptable to it. While the Company has no plans for other acquisitions, it may be in the best interest of the Company to acquire other companies or to develop new businesses in the future that require the Company to raise additional capital in the form of debt or equity to satisfy such need.

Limited Public Market.   There is presently only a limited public market
for the Common Shares of the Company and no public market for the Common Shares and there is no assurance that an active public market will ever develop.

Financial Condition. Although the officers of the Company anticipate that the Company will have adequate funds to pay all of its operating expenses, there can be no assurance that this will in fact occur or that the Company can be operated in a profitable manner. Profitability depends upon many factors, including the success of the Company's operations.

Lack of Dividends. There can be no assurance that the operations of the Company will become profitable. At the present time, the Company intends to use any earnings that may be generated to finance the growth of the Company's business and that of its division and subsidiary. See
"Description of Securities" and "Dividend Policy."

Risk Factors relating to the Company's division, Immune Technologies.

Government Regulation.   Immune Technologies shall file for approval of its
products to be utilized on animals with the United States Department of
Agriculture ("USDA").   There can be no assurance that Immune Technologies
will be able to obtain the required approvals.   For Immune Technologies'
products that will be utilized by humans, Immune Technologies shall not
pursue Food and Drug Administration ("FDA") approval.   Any and all
approvals will be pursued and obtained by the licensees of Immune Technologies' products.

No Diversification.   Immune Technologies has been formed to research,
development and marketing of products for the prevention and adjuvant therapy of infectious diseases in humans and animals. Therefore, Immune Technologies' financial viability will depend almost exclusively on its ability to generate revenues from its operation, and Immune Technologies will not have the benefit of reducing its financial risks by relying on revenues derived from other operations.

Dependence on Key Individuals. The future success of Immune Technologies is highly dependent upon the management skills of its key employees. Corporation's ability to attract and retain qualified key employees. The inability to obtain and employ these individuals would have a serious effect upon the business of Immune Technologies. There can be no assurance that Immune Technologies will be successful in retaining its key employees or that it can attract or retain additional skill personnel required. Immune Technologies intends to enter into employment agreements for annual terms with its senior management personnel upon successful commencement of
operations.    See "CORPORATION - Employees" and "MANAGEMENT."

No Independent Market Research of Potential Demand for Current Operations. No independent organization has conducted market research providing management with independent assurance from which to estimate potential demand for Immune Technologies' business operations. Even in the event market demand is independently identified, there is no assurance Immune Technologies will be successful. See "BUSINESS ACTIVITIES."

Risk Factors relating to the Company's subsidiary, GreenGold International.

Limited Operating History and Uncertainty of Future Operating Results. Since its incorporation in 1995, GreenGold's activities have been principally devoted to positioning itself to achieve its business objectives. It has had no operating revenue to date and expects to incur losses and administrative expenses until sales of its products commence and/or revenues are received from any of its proposed operations. GreenGold believes future operating results over both the short and long term will be subject to annual and quarterly fluctuations due to several
factors, some of which are outside the control of GreenGold.   These
factors include fluctuating market demand for GreenGold's products, the quality of products, pricing, competitive products and general economic conditions.

Creating an Efficient Distribution System.   The Aquameal System is a new
technology with important differences from existing acquacultural
technologies.   This puts a special burden on the distribution system that
GreenGold proposes to create in North Carolina.Soybean Price Fluctuations
in the Commodities Market.   While the long-range trend for soybean prices
is expected to continue upward in the coming years, there is no guarantee that prices will not continue to fluctuate significantly. A season or more of lower-than-average prices may erode GreenGold's projected gross margin.

Technical Expectations Needing Further Verification..   A number of aspects
of the commercial Aquameal system remain to be proven in full-scale operation. These include design of the specialized harvesting unit, system robustness and ease of operation, large-scale field drying, routine treatment efficacy, and efficiency of duckweed feed in commercial animal husbandry.

Uncertainty of Product Revenue. No assurance can be given that GreenGold's proposed products will be successfully developed, commercialized and accepted by the marketplace or that sufficient revenues will be realized to support operations or future research and development programs.

Risk That Proposed Products Will Never Be Successfully Developed. Certain applications of GreenGold's technologies are in early or middle stages of development and will require significant further research, development, testing and regulatory clearances prior to commercialization. There can be no assurance that any of such applications will be successfully developed, prove to be safe and efficacious, receive requisite regulatory approvals, be capable of being produced in commercial quantities at reasonable costs or be successfully marketed and distributed.

Uncertainty of Market Acceptance of Proposed Products. GreenGold's future growth and profitability will depend, in large part, on the success of its personnel and others in fostering acceptance by the agricultural community. Such acceptance will be substantially dependent on educating these communities as to the distinctive characteristics and perceived treatment and treatment cost benefits of GreenGold's proposed products. There can be no assurance that GreenGold's efforts or those of others will be successful or that any of its proposed products will receive the necessary acceptance by these communities.

Lack of Marketing Experience; Dependence on Outside parties for Marketing
and Distribution of Products.    If GreenGold's products are successfully
developed and/or approved by applicable regulatory agencies, GreenGold intends to market and distribute some of its products through others pursuant to contractual arrangements such as joint venture, licensing or similar collaborative arrangements or distribution agreements. Any contractual arrangements with others may result in a lack of some element of control by GreenGold over any or all of the marketing and distribution of such products. Although GreenGold is currently engaged in preliminary efforts to establish marketing arrangements with respect to certain of its proposed products, there can be no assurance that GreenGold will be able to enter into any such arrangements on terms acceptable to GreenGold, or at all.

Intense Competition and Possible Technological Obsolescence. GreenGold is engaged in a rapidly evolving and highly competitive field. Competition from others is at present minimal, but it is expected to increase rapidly in the near future. Most of these companies have substantially greater capital resources, research and development staffs, facilities and experience in obtaining regulatory approvals, as well as in the manufacturing, marketing and distribution of products, than GreenGold.
In addition, technologies that may be developed in the future are, or may be, the basis for competitive products. There can be no assurance that GreenGold's competitors will not succeed in developing technologies and products that are more effective and/or less costly than any that are being developed by GreenGold or which could render GreenGold's technologies obsolete.

Patents and Proprietary Rights; No Assurance of Enforceability or
Significant Competitive Advantage.    GreenGold holds a patent on its
AquamealTM System.    There can be no assurance that the patent will
provide GreenGold with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any patent owned by GreenGold or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity and prevent infringement can be substantial. Furthermore, there can be no assurance that others will not independently develop similar technologies or duplicate GreenGold's technologies or design around the patented aspects of GreenGold's technologies. However, if further patents are not issued on innovations from present or future patent applications, GreenGold may be subject to greater competition. In some cases, GreenGold may rely on trade secrets to protect its innovations. There can be no assurance that trade secrets will be established, that secrecy obligations will be honored, or that others will not independently develop similar or superior technology.

Government Regulation.   The Company's business is subject to various
federal, state and local government regulations, including those relating to the quality of surface and ground water under state approved farm waste management plans. Obtaining and maintaining licenses and permits is a
client obligation.   The failure by clients to maintain current waste
management permits would have a material adverse effect on GreenGold's operating results.

Trademarks.    GreenGold's ability to successfully implement its concept
will depend in part upon its ability to protect its trademarks.   GreenGold
has filed a trademark application with the United States Patent and
Trademark Office to register its mark and design.   There can be no
assurance that it can protect such mark and design against prior users in
areas where GreenGold conducts operations.   There is no assurance that
GreenGold will be able to prevent competitors from using the same or similar marks, concepts or appearance.

No Diversification.   GreenGold operates on the sale of its AquamealTM
System and sale of processed AquamealTM.   Therefore, GreenGold's financial
viability will depend almost exclusively on GreenGold's ability to generate revenues from its operations, and GreenGold will not have the benefit of reducing its financial risks by relying on revenues derived from other operations.

Dependence on Key Individuals. The future success of GreenGold is highly dependent upon GreenGold's ability to attract and retain qualified key
employees.   GreenGold has entered into definitive employment agreements
with three of the officers.   The inability to attract and retain these
individuals for the long term would have a material impact upon the business of GreenGold.

No Independent Market Research of Potential Demand for Current Operations. No independent organization has conducted market research providing management with independent assurance from which to estimate potential demand for GreenGold's business operations. Even in the event market demand is independently identified, there is no assurance GreenGold will be successful.


-------------------------------------------------------
                   THE DISTRIBUTION
-------------------------------------------------------

Immune Technologies, Inc. Subsequent to January 31, 1998 the Company entered into a purchase and sale agreement with Immune Technologies, Inc. ("Immune") whereby the Company would purchase certain assets of Immune consisting primarily of accounts receivable, furniture, equipment and intangible assets. The purchase price paid consisted of 2,000,000 shares of the Company's common stock and the cash advances made.

After careful study and review and as part of the prior negotiations with the Company, the Board of Directors of Immune determined that it would be in the best interests of Immune and its shareholders to distribute all of
the Company's Common Shares held by Immune to its shareholders.   In
addition, the Company and Immune determined that such a distribution would be in the best interests of the Company. Immune shareholders may realize economic benefits from the sale of any Common Shares distribution if a market for the Company's Common Stock develops, although there can be no
assurances that any such market  will result.   Immune and the Company
believe that the distribution to Immune's shareholders, which will result in an increased shareholder base of the Company, will be an advantage to the Company at such time as the Company may require additional capital
and/or make application to NASDAQ.   The increased shareholder base of
approximately 147 shareholders represents an increase in potential future purchasers of additional stock in any subsequent offering or in the stock market if these individuals are satisfied with the performance of the Company's operations. The estimated cost of the distribution (along with the distribution to Prepaid shareholders) is $22,850 that will be paid by the Company

Accordingly, after obtaining the approval of the independent directors on Immune's Board of Directors, the Board of Directors of Immune declared a dividend pursuant to which, as soon as practicable after the effective date of this registration statement 2,000,000, constituting all of the Common Shares owned by Immune, will be distributed to the shareholders of record of Immune as of May 30, 1998 on the basis of one Common Share for
each common share of Immune Common Stock held.   The Common Shares are
being distributed by Immune as a dividend to holders of Immune Common Stock and neither the Company nor Immune will receive any cash or other proceeds
in connection with the Distribution.   No fractional Common Shares will be
issued. Immune had approximately 147 shareholders of record on the Record
Date.

In order to comply with certain provisions of Nevada corporate law, on April 29, 1999 (the "Payment Date') Immune deposited the Common Shares to be distributed with Florida Atlantic Stock Transfer, Inc. (the "Depositary"). The Depositary will hold such Common Shares for the benefit
of Immune shareholders on the Record Date.   The terms of the agreement
with the Depositary provides that the Common Shares will be released promptly after the Registration Statement to which this Prospectus relates
is declared effective by the Commission.   However, if the Registration
Statement is not declared effective prior to July 31, 2000, then, unless such date is changed by notice to the Depositary from the Company, the Depositary shall return all such Common Shares to Immune without effecting the distribution.


-------------------------------------------------------
                        DILUTION
-------------------------------------------------------

Further Dilution. The Company may issue additional restricted Common Shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of the Company's Common Shares. See "SALES OF STOCK PURSUANT TO RULE 144."


-------------------------------------------------------
                        THE COMPANY
-------------------------------------------------------

Organizational History.   The Company. was incorporated in the State of
Florida on May 22, 1986 using the name Global Wrestling Alliance, Inc.
The Company was authorized to issue 75,000,000 common shares at $.0001 par
value.    The Company had limited operations from 1988 through 1990 and
ceased operations at that time.   The Company experienced a change in
control and pursuant to a Board of Directors meeting and subsequent written consent of a majority of its shareholders on May 31, 1993, the Company began operations of its present business under the name Pratt, Wylce & Lords, Ltd. and a One for One Hundred reverse stock split was effectuated. The Company was reincorporated in the State of Nevada on August 18, 1993. Pursuant to the Articles of Merger, the Company is authorized to issue 75,000,000 common shares at $.001 par value and as of December 31, 1998 there were 3,204,270 common shares outstanding. In 1998, the name of the Company was changed to Bionet Technologies, Inc. to more accurately reflect the nature of its proposed business.

The previous business objective of the Company was to provide consulting services which assist the client-company in becoming a publicly traded company. Since its cessation of financial consulting activities, the Company has carried out administrative functions and has begun liquidating its investment portfolio. The Company is currently seeking new business activities unrelated to the provision of financial services.

During the years ended January 31, 1997 and 1998, the Company made working capital advances to Immune Technologies, Inc. (Immune), a former client company, amounting to $79,800. The business of Immune consists of research and development and marketing of products based on new technology for the prevention and related therapy of infectious diseases in animals.

Subsequent to January 31, 1998 the Company entered into a purchase and sale agreement with Immune whereby the Company would purchase certain assets of Immune consisting primarily of accounts receivable, furniture, equipment and intangible assets. The purchase price paid consists of 2,000,000 shares of the Company's common stock and the cash advances made
 .
During August 1998, the Company agreed to issued 1,900,000 shares of its restricted common stock to the certain shareholders of Greengold Corporation (Greengold) in exchange for 100% of the outstanding common
stock of Greengold.   Greengold, to date, has been engaged in research and
development of technology that it hopes to utilize in the recycling and disposal of animal waste with the first application being hog waste. Additional applications of its technology are in the treatment of industrial and municipal water and waste treatment facilities. The assets and liabilities of Greengold consist of patent costs of $7,500 and accounts payable of $28,649 at the acquisition date. The fair value of the stock issued in the transaction amounted to $475,000. The excess of the fair value of the purchase price over the assets acquired has been treated as the purchase of research and development costs by the Company and has been charged to expense during the current quarter.

Competition.     Any proposed business of the Company could be very
competitive.   The Company will encounter competition in its chosen
business who are already offering, or will in the future offer, the same or similar products services as those which may be offered by the Company. Entities with greater established financial resources and contacts than the Company may be competitors in the Company's chosen business industries. They may develop marketing strategies that are competitive with or superior to the Company's products and/or services or which can be marketed more effectively.

Federal and/or State Regulation.   The Company is not subject to any
federal or state regulations regarding its services or proposed activities. However, the Company files required reports under Section 12g of the Securities Act of 1934.

Employees.   The Company has two full time employees and no part time
employees.   The Company shall employ additional individuals as required.

Seasonal Nature of Business Activities.   The Company's business activities
are not seasonal.   The business activities of the Company's subsidiary may
be seasonal in the future.


-------------------------------------------------
                   BUSINESS ACTIVITIES
-------------------------------------------------

The Company provides the management control and oversight, maintains operating systems and provides the capital necessary to operate each
division and subsidiary.   The Company also coordinates the
interrelationship between the various divisions and subsidiaries.   The

Company provides management oversight, establishes controls and maintains operating systems. Immune Technologies is a division of the Company and
GreenGold International is a subsidiary of the Company.   Immune
Technologies and GreenGold each have their own executive structure but the management of all divisions and subsidiaries is responsible to the president of Company.


----------------------------------------------------------------
         MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION
              AND RESULTS OF OPERATIONS
----------------------------------------------------------------

Trends and Uncertainties.   Due to its change in business, the Company can
no longer operate on revenues from its consulting fee income. During June, 1998, the Company issued 2,000,000 restricted Common Shares to Immune Technologies, Inc. (Immune) in exchange for certain assets of Immune. Immune had been a client of the Company and the Company had advanced an aggregate of $79,800 to Immune during 1997 and 1998 to assist in meeting
that company's working capital requirements.   Immune, to date, had been
engaged in research and development of technology that it hopes to utilize
in the diagnosis and treatment of animal diseases.   The assets acquired
from Immune consist of cash, inventory and fixed assets aggregating $100,972 at the purchase date.

During August 1998, the Company issued 1,900,000 of its restricted common stock to the certain shareholders of Greengold Corporation (Greengold) in
exchange for 80% of the outstanding common stock of Greengold.   Greengold,
to date, has been engaged in research and development of technology that it hopes to utilize in the recycling and disposal of animal waste with the
first application being hog waste.   Additionally applications of its
technology are in the treatment of industrial and municipal water and waste
treatment facilities.   The assets and liabilities of Greengold consist of
patent costs of $7,500 and accounts payable of $28,649 at the acquisition date.

 The Company will have to seek equity or debt financing to continue operations regarding its new acquisitions.

Capital Resources and Source of Liquidity.    The Company currently has no
material commitments for capital expenditures.   The Company can meet its
short term cash flow needs from the sale of investment securities ($123,935 for the nine months ended October 31, 1998), the proceeds from stock
subscriptions of $160,965 and advances from stock holders of $147,151.   In
the long term, the Company shall utilize the sale of its investment securities to meet its cash flow needs until the Company can implement it s new business plan.

Going Concern.    The Company is not currently delinquent on any of its
obligations even though the Company has ceased to generate revenue from its consulting services.

For the nine months ended October 31, 1998, the Company received proceeds from the sale of investments of $71,220 and purchased fixed assets of $18,812. This resulted in net cash provided by investing activities of $52,408 for the nine months ended October 31, 1998.

For the nine months ended October 31, 1997, the Company received the proceeds from the sale of investment securities of $165,954 and purchased fixed assets of $1,000 resulting in net cash provided by investing activities of $164,954.

For the nine months ended October 31, 1998, the Company received from the sale of common stock of $1,550 and proceeds from stock subscriptions of $160,965. Additionally, the Company received advances of $147,151 from
stockholders for the nine months ended October 31, 1998.   This resulted in
net cash provided by financing activities of $309,666 for the nine months ended October 31, 1998.

Net cash provided by financing activities for the nine months ended July 31, 1997 was $62,000 from the sale of its common stock.

Results of Operations:

For the nine months ended October 31, 1998, the Company did not receive any
revenue due to the cessation of operations.   The Company had general and
administrative expenses of $392,716 for the nine months ended October 31, 1998 which consisted primarily of salaries and wages of $181,727, legal of $2,423, accounting of $10,975, travel of $16,130, advertising of $890, telephone of $4,545, printing of $1,341, insurance of $29,928, consulting of $67,900, moving expense of $18,489, rent of $6,133 and other expenses of $52,235.

For the nine months ended October 31, 1997, the Company did not receive any revenue due to the cessation of operations compared to revenues of
$3,155,616 for the nine months ended October 31, 1996.   The Company had
general and administrative expenses of $425,960 for the nine months ended October 31, 1997 which consisted primarily of contract losses of $220,968, salaries and wages of $118,003, legal of $15,700, accounting of $4,571, travel of $15,062, advertising of $3,085, telephone of $8,317, printing of $3,387, interest of $6,600 and other expenses of $30,170.

Plan of Operation.   During January 1997, the Company determined that it
was unable to complete certain of its consulting projects and would be unable to accept new consulting clients in the future. The Company negotiated contract termination agreements with all of its active clients that provide for the immediate discontinuance of consulting services. The termination contracts provided that the Company retain as revenue all cash paid to date and that the Company return all or a major portion of common stock issued to it by client companies.

The Company currently intends to acquire businesses and assets as may
provide gain for the shareholders.   The Company has acquired certain
assets of Immune Technologies, Inc. and intends to continue to pursue
Immune's business plan.   Additionally, the Company acquired all of the
outstanding common stock of Greengold Corporation and is continuing Greengold's business plan. The Company may also choose to form corporations for the purpose of pursuing such business ventures as are deemed potentially profitable by the Board of Directors.

Year 2000 Compliance.  The Company has established a plan to address Year
2000 issues.   Successful implementation of this plan will eliminate any
extraordinary expenses related to the Year 2000 issue.   The Company has a
reasonable basis to conclude that the Year 2000 issue will not materially affect future financial results, or cause reported financial information not to be necessarily indicative of future operating results or future financial condition.


---------------------------------------------------------
                    MANAGEMENT
---------------------------------------------------------

Officers and Directors. Pursuant to the Articles of Incorporation, each Director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. The Company's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of the Company. Directors may only be removed for "cause". The term of office of each officer of the Company is at the pleasure of the Company's Board.

The Executive Officers and Directors are:

L. Alan Schafler, age 63           President/Secretary/Treasurer           June 1997
                                         Treasurer Director               to present

Erich Schmid, age 52                          Director                   November, 1997
                                                                           to present

James Yanai, age 59                           Director                   November, 1997
                                                                          to present

Resumes:

L. Alan Schafler.   Mr. Schafler has been President, Treasurer and a
Director of the Company since June 1997.   Mr. Schafler has been the
president of L. Alan Schafler & Associates for the last five years. From 1974 to present, Mr. Schafler has been a management consultant providing strategic planning and problem solving resource in a wide range of corporate disciplines. Mr. Schafler's specialty is the review and appropriate realignment of integrated corporate functions to maximize the
growth and profitability of the business enterprise.    Mr. Schafler
obtained a B.B.A. degree in accounting from Hofstra University in 1957 and an MBA in Finance/Management from New York University Graduate School of
Business in 1959.   Mr. Schafler has attended continuing
financial/management post MBA studies and seminars at New York University
Graduate School of Business.   Mr. Schafler has been an instructor and
advisor for Management Decision Laboratory at the NYU Graduate School of Business. and attended and instructed programming and systems courses at the Systems Research Institute.

James Yanai.   Mr. Yanai is currently a Director of the Company.  He has
worked as a buyer for Delta Floral Distributors, a flower distributor since
1993.

Erich K. Schmid.   From 1994 to present, Mr. Schmid has been President of
Business Intermediary Services, Ltd., a business brokerage firm he co-
founded specializing in middle-market transactions.   Mr. Schmid has also
been a Director of Redneck Foods, Inc., a restaurant company from January
31, 1997.   From 1985 to 1994, Mr. Schmid  was a Vice President with New
South Business Ventures, Inc. and its predecessor T.C. Wilkinson, Jr. &
Associates, Inc., general business brokerage firms.   He is a member of the
International Business Brokers Association, Inc. and is a Certified
Business Intermediary.   Mr. Schmid earned a Bachelor of Science in
industrial management and a Master of Science in management from the University of Akron in 1971 and 1996, respectively.

Indemnification. The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Pursuant to the Company's bylaws, the Company shall have the right to indemnify , to purchase indemnity insurance for, and to pay and advance expenses to, Directors, Officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of The Nevada Revised Statutes and any amendments thereto, to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of the Company to indemnify such persons shall include, but not be limited to, the authority of the Company to enter into written agreements for indemnification with such persons.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Conflicts of Interest Policy. The Corporation has adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of the Corporation's Board of
Directors.    No such transactions by the Corporation shall be either void or voidable solely because of such relationship or interest of directors or officers or solely because such directors are present at the meeting of the Board of Directors of the Corporation or a committee thereof which approves such transactions, or solely because their votes are counted for such purpose if: (i) the fact of such common directorship or financial interest is disclosed or known by the Board of Directors or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote for that purpose without counting the vote or votes of such interested directors; or (ii) the fact of such common directorship or financial interest is disclosed to or known by the shareholders entitled to vote and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of shareholders holding a majority of the Common Shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of shareholders), or (iii) the contract or transaction is fair and reasonable to the Corporation based on the material similarity of terms to recent consulting agreements not involving interested parties, or in all other agreements by competitive bids, at the time it is authorized or approved. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of the Corporation or a committee thereof which approves such transactions.

Non-Qualified and Incentive Stock Option Plans.   During 1995, the Company
adopted the 1995 Non-Statutory Stock Option Plan that provides for granting to the Company's officers, directors, employees and certain other individuals who consult with or advise the Company, options to acquire
750,000 shares of the Company's common stock.   The shares issuable under
the 1995 plan are at a price not less than 85% of the fair market value of
the stock on the date of grant.   The exercise periods of the options are
not to exceed ten years.

The Board of Directors suspended the Plan on June 12, 1996 and any options
granted in 1996 were suspended.   The Board of Directors reinstated the
Plan after the Company removed itself from the Investment Act of 1940. However, the Board of Directors did not reinstate any of the suspended options.

Executive Compensation.   The following table sets forth certain summary
information concerning the total remuneration paid or accrued by the Company, to or on behalf of the Company's Chief Executive Officer and the Company's executive officers determined as of the end of last year.

Long Term Compensation
                   Annual Compensation                                 Awards
Payouts
(a)             (b)        (c)            (d)         (e)            (f)            (g)        (h)     (i)
                                                      Other                                             All
Name                                                  Annual        Restricted                  LTIP   Other
and                                                   Compen-        Stock           Options/    Pay-  Compen-
Principal                   Salary         Bonus      sation        Awards           SARs       Outs   sation
Position          Year        ($)            ($)        ($)           ($)              ($)       ($)    ($)

Alan Schafler      1998      $52,500           -         -              -            $7,500(2)    -       -
President,
Treasurer
Chief Financial
  Officer

Timothy
 President,
 Treasurer
 Chief Financial
   Officer         1997       $17,500         -           -            -                -          -       -
                   1996     $ 177,000         -           -            -                -          -       -

No other officer has received compensation in the last three years.    In
June 1997, Mr. Schafler received options Valued at $.01 per option to purchase 750,000 Common Shares of the Company exercisable at $.19 per Common Share for a period of three years.


------------------------------------------------------
                    CERTAIN TRANSACTIONS
------------------------------------------------------

For the nine months ended October 31, 1998, Timothy Miles, an affiliate of the Company advanced the Company $147,151.

----------------------------------------------------------------
                   PRINCIPAL SHAREHOLDERS
----------------------------------------------------------------

There are currently 10,897,263 Common Shares outstanding. The following tabulates holdings of shares of the Company by each person who, subject to the above, at the date of this Memorandum, holds of record or is known by Management to own beneficially more than 5.0% of the Common Shares and, in addition, by all directors and officers of the Company individually and as a group.

---------------------
                   Shareholdings at Date of
                      This Memorandum

                                  Number & Class
Name and Address                  of Shares(1)              Percentage


L. Alan Schafler
2035 Staysail Lane
Jupiter, Florida 33477               500,000                 4.59%

Erich K. Schmid
40 Spring Hollow Lane
Fairview, NC 28730                         0                   0%

James Yanai
17600 Van Ness
Torrence, CA 90504                         0                    0%

Timothy Miles and MaryEllen Miles
#9 Niblick
Hilton Head Island, SC 29938       1,918,604                17.61%

Paul Skillicorn
Rt. 1, Box 440
Snow Hill, NC 28580                  760,608                 6.98%

William Spira
14221 Park Avenue South
Burnsville, MN 55337                 760,608                 6.98%

Immune Technologies, Inc.
6400 Bradley Park Drive
Suite A-4
Columbus, Georgia 31904            2,000,000                18.37%

All Directors & Officers
as a group (3 persons)               500,000                 4.59%

 (1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract,
arrangement, understanding, relationship or otherwise.   Unless otherwise
indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

Options.     The Company has issued Dexter Thompson, a non-affiliate an option to purchase 9,000 Common Shares at $.437 per Common Share. The option vests in three equal installments annually beginning April 5, 2000.

The Company has issued Anthony Bertrami, a non-affiliate, an option to purchase 20,000 Common Shares at $.25 per Common Shares. The option period is for three years from December, 1998.

The Company has issued Clint Clark, a non-affiliate an option to purchase 10,000 Common Shares at $.25 per Common Shares. The option period is for two years from May 30, 1997.

The Company has issued to each Erich Schmidt and James Yanai, Directors, an option to purchase 10,000 Common Shares at $.25 per Common Shares. The option period is for three years from December, 1998.


----------------------------------------------------------
          MARKET FOR REGISTRANT'S COMMON EQUITY AND
                  RELATED STOCKHOLDER MATTERS
----------------------------------------------------------

The Company's Common Stock is traded on the OTC Bulletin Board under the
symbol  "BNTK".   The following table sets forth the range of high and low
bid quotations for the Company's Common Stock for each quarter of the last two fiscal years, as reported by the OTC Bulletin Board. The Company's market makers are Paragon Capital Corp., Olsen Payne Company, Sharpe Capital, Inc., Wien Securities Corp. and North American Institutional Brokers. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

Quarter Ended             Bid Price

1/31/99                     .875
10/31/98                    .25
7/31/98                     .375
4/30/98                     .375
1/31/98                     .312
10/31/97                    .437
7/31/97                     .375
4/39/97                      .25

The Company's common stock commenced trading on the over-the-counter market in October, 1996. Prior to that time, there was no market for the securities of the Company.

Holders.     The approximate number of holders of record of the Company's
$.001 par value Common Stock, as of December 31, 1999, was 500. Currently, as of April 26, 1999, there are 635 holders of record.

Dividends.  Holders of the Company's Common Stock are entitled to receive
such dividends as may be declared by its Board of Directors.   Since
inception no dividends on the Company's Common Stock have ever been paid, and the Company does not anticipate that dividends will be paid on its Common Stock in the foreseeable future.

Broker-Dealer Sales of Company Securities.    Until the Company
successfully obtains a listing on the NASDAQ quotation system, if ever, the Company's securities may be covered by Rule 15g-2 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in designated securities, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in designated securities are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in designated securities; and
(iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph
(ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person
a manually signed and dated copy of the written statement.   A designated
security means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system; (iii) that has a price of five dollars or more or . . . (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date
of the transaction with the person.    Consequently, the rule may affect
the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this Distribution to sell their shares in the secondary market.

The Company's securities will likely continue to trade below $5.00 and such securities is subject to the penny stock rules discussed above.


--------------------------------------------------------------
                 DESCRIPTION OF SECURITIES
---------------------------------------------------------------

Qualification. The following statements constitute brief summaries of the Company's Certificate of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws.

The Company's articles of incorporation authorize it to issue up to
75,000,000 Common Shares.   Shares of common stock purchased in this
offering will be fully paid and non-assessable.

Common Stock. There are presently outstanding 10,897,263 Common Shares.

Holders of Common Shares of the Company are entitled to cast one vote for
each share held at all shareholders meetings for all purposes.   There are
no cumulative voting rights. Upon liquidation or dissolution, each outstanding Common Share will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities. Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering. All outstanding Common Shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available therefor. The Company has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of the Company. Accordingly, future dividends, if any, will depend upon, among other considerations, the Company's need for working capital and its financial conditions at the time.

Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

The capital stock of the Company, after the amount of the subscription price or par value has been paid in full, shall not be subject to assessment to pay debts of the Company and no paid up stock and no stock issued as fully paid shall ever be accessible or assessed and the Articles of Incorporation shall not be amended in this particular.


Transfer Agent. Florida Atlantic Stock Transfer, Inc. acts as transfer agent for the Company.


-----------------------------------------------------------
                       LEGAL MATTERS
-----------------------------------------------------------

The due issuance of the Common Shares offered hereby will be opined upon for the Company by J. M. Walker, Attorney-At-Law, in which opinion Counsel will rely on the validity of the Certificate and Articles of Incorporation issued by the State of Colorado, as amended and the representations by the management of the Company that appropriate action under Nevada law has been taken by the Company.


--------------------------------------------------------
                          LEGAL PROCEEDINGS
--------------------------------------------------------


The Company is not involved in any legal proceedings as of the date of this Prospectus.


--------------------------------------------------------
                              EXPERTS
--------------------------------------------------------

The audited financial statements included in this Prospectus have been so included in reliance on the report of James E. Scheifley and Associates, P.C., Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.


--------------------------------------------------------
                      INTERESTS OF NAMED
                        EXPERTS AND COUNSEL
--------------------------------------------------------

None of the experts or counsel named in the Prospectus are affiliated with the Company.

--------------------------------------------------------
                   FINANCIAL STATEMENTS
--------------------------------------------------------

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
Pratt, Wylce & Lords, Ltd.

We have audited the balance sheet of Pratt, Wylce & Lords, Ltd. as of January 31, 1998, and the related statements of operations, changes in net assets, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Pratt, Wylce & Lords, Ltd. as of January 31, 1998, and the results of its operations, changes in net assets and cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, investment securities not readily marketable amounting to $1,988,815 as of January 31, 1997, have been valued at fair value as determined by the Board of Directors. We have reviewed the procedures applied by the directors in valuing such securities and investments and have inspected underlying documentation, and in the circumstances, we believe the procedures are reasonable and the documentation appropriate. However, because of the inherent uncertainty of valuation, the Board of Directors' estimate of fair values may differ significantly from the values that would have been used had a ready market existed for the securities, and the difference could be material.



                     James E. Scheifley & Associates, P.C.
                              Certified Public Accountants
Denver, Colorado
June 19, 1998

            Pratt, Wylce & Lords, Ltd.
                  Balance Sheet
                 January 31, 1998

                      ASSETS
Investments at market or fair value:
  Investments in common stocks                               $   279,238

Cash                                                               1,528
Advances to affiliate                                             54,100
Property and equipment, at cost, net of
  accumulated depreciation of $3,212                               3,946
                                                              ----------
                                                                 338,812

                   LIABILITIES
Accounts payable                                                  21,657
Accrued expenses                                                   1,749
Payroll taxes payable                                             40,900
Advances from shareholder                                         86,819
                                                              ----------
                                                                 151,125
                                                              ----------
                                                             $   187,687
                                                             ===========
                    NET ASSETS
Common stock, $.001 par value,
 75,000,000 shares authorized,
 3,204,270 shares issued and outstanding                     $     3,255
Additional paid-in capital                                       555,041
Undistributed operating income and investment
  gains (losses):
Accumulated operating losses                                    (400,532)
Unrealized accumulated appreciation
  of investments                                                  29,923
                                                              ----------
                                                                (370,609)
                                                              ----------
Net assets applicable to outstanding common
  shares (equivalent to $.06 per share, based
  on outstanding common shares of 3,204,270)                 $   187,687
                                                             ===========

See accompanying notes to financial statements.

                  Pratt, Wylce & Lords, Ltd.
                   Statements of Operations
             Years Ended January 31, 1998 and 1997

                                                     1998             1997
Revenues:
  Fee income                                  $       -        $     679,955
  Interest and dividend income                        -                5,557
                                                -----------      -----------
                                                      -              685,512
Costs and expenses:
  General and administrative                        217,052        1,486,122
  Losses on contract cancellations                                   307,250
  Interest expense                                                     6,600
                                                -----------      -----------
                                                    217,052        1,799,972
                                                -----------      -----------
Income from operations before
  before income taxes                              (217,052)      (1,114,460)
Income (taxes) benefit                              (76,050)         335,191
                                                -----------      -----------
Income from operations                             (293,102)        (779,269)

Realized gain (loss) on investments                  20,797          540,221
Income (taxes)                                       (7,071)        (183,675)
                                                -----------      -----------
                                                     13,726          356,546
Increase (decrease) in unrealized
  appreciation of investments                      (244,474)         445,636
Income (taxes) benefit                               83,121         (151,516)
                                                -----------      -----------
                                                   (161,353)         294,120
Net increase (decrease) in net assets
  resulting from operations                   $    (440,729)   $    (128,603)
                                                ===========      ===========


Basic (loss) per share:
  Net (loss) from operations                  $       (0.11)   $       (0.28)
  Net realized gains on investments                    0.0              0.13
  Net unrealized gains (losses) on investments        (0.0)             0.11
                                                -----------      -----------
  Net (loss)                                  $       (0.16)   $       (0.05)
                                                ===========      ===========

 Weighted average shares outstanding              2,777,904        2,777,904
                                                ===========      ===========



       See accompanying notes to financial statements.

                    Pratt, Wylce & Lords, Ltd.
                Statements of Changes in Net Assets
               Years Ended January 31, 1998 and 1997

                                                1998              1997

Net income from operations                $   (293,102)    $    (779,269)
Realized gain (loss) from investment            13,726           356,546
Net increase (decrease) in unrealized
 appreciation of investments                  (161,353)          294,120
                                          ------------      ------------
Net increase in net assets
  resulting from operations                   (440,729)        (128,603)
                                          ------------     ------------

Capital share transactions:
   Private sales of common stock                85,961          223,250
   Common stock issued for services             14,000
   Unpaid stock subscription                                    (31,500)
   Payment of stock subscription                31,500
   Cancellation of dividends                                    452,161
                                          ------------     ------------
Total capital share transactions               131,461          643,911
                                          ------------     ------------

Increase (decrease) in net assets             (309,268)         515,308

Net assets at beginning of period              496,955          (18,353)
                                          ------------     ------------
Net assets end of period                $      187,687    $     496,955
                                          ============     ============




See accompanying notes to financial statements.

                       Pratt, Wylce & Lords, Ltd.
                         Statements of Cash Flows
                  Years Ended January 31, 1998 and 1997

                                                              1998              1997
Cash flows from operating activities:
  Net income (loss)                                       $  (440,729)     $   (128,603)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation                                                 1,343             3,699
   Investment stock received for services                                      (421,825)
   Unrealized (appreciation) depreciation on investments      244,474          (445,636)
   Gain from sale of investments                              (20,797)         (540,221)
   Abandonment of fixed assets                                                    6,868
   Common stock issued for services                            14,000
   Investment stock paid for services                                           395,156
Changes in assets and liabilities:
    (Increase) decrease in:
      Accounts and notes receivable                             1,100             3,900
    (Decrease) increase in:
      Accounts payable                                        (97,600)          156,215
      Accrued expenses                                                        1,778,634
      Deferred revenue                                                       (1,180,058)
      Dividends payable                                                        (243,839)
      Deferred income taxes                                                    (212,270)
                                                          -----------       -----------
       Total adjustments                                      142,520          (699,377)
                                                          -----------       -----------
  Net cash provided by (used in)
   operating activities                                      (298,209)         (827,980)
                                                          -----------       -----------

Cash flows from investing activities:
   Proceeds from sale of investments                          173,114           563,646
   Advances to affiliate                                      (56,100)
   Purchase of fixed assets                                    (1,000)             (875)
                                                          -----------       -----------
Net cash provided by (used in) investing activities           116,014           562,771
                                                          -----------       -----------

Cash flows from financing activities:
   Common stock sold for cash                                  85,961           185,750
   Advances from shareholder                                   86,819              -
                                                          -----------       -----------
  Net cash provided by (used in)
   financing activities                                       172,780           185,750
                                                          -----------       -----------
Increase (decrease) in cash                                    (9,415)          (79,459)

Cash, beginning of period                                      10,943            90,402
                                                          -----------       -----------
Cash, end of period                                      $      1,528      $     10,943
                                                          ===========       ===========

             See accompanying notes to financial statements.

                    Pratt, Wylce & Lords, Ltd.
                     Statements of Cash Flows
              Years Ended January 31, 1998 and 1997

                                                     1998              1997

Amounts paid for:
    Income taxes                                  $     -         $      -
    Interest                                      $     -         $     6,600


Supplemental disclosure of non-cash investing
 and financing:
    Investment in common stocks received for
      services provided                            $    -          $ 1,821,316
    Dividend in kind to stockholders               $    -          $   243,839
    Investment stock paid for services             $    -          $   395,156
    Payment of stock subscription with securities  $   31,500      $      -
    Return of equity securities to issuers         $1,868,816      $      -







         See accompanying notes to financial statements.

Pratt, Wylce & Lords, Ltd.
Notes to Financial Statements

Note 1.  Summary of significant accounting policies.

Organization
The Company was incorporated in the State of Florida on May 22, 1986. The Company had limited operations from 1988 through 1990 and ceased operations at that time. The Company experienced a change in control and began operations of its present business as of May 31, 1993. The Company was reincorporated in the State of Nevada on August 18, 1993.

The Company was in the business of providing financial consulting services for corporate clients. As compensation for these services, the Company received both cash and common stock of the companies to which it provided its services. The Company had elected to be treated as a Business Development Company pursuant to Section 54 of the Investment Company Act of 1940.

During January 1997, the Company determined that it was unable to complete certain of its consulting projects and would be unable to accept new consulting clients in the future. The Company has negotiated contract termination agreements with all of its active clients which provide for the immediate discontinuance of consulting services. The termination contracts provide that the Company retain as revenue all cash paid to date and that the Company return all or a major portion on common stock issued to it by client companies. Since its cessation of financial consulting activities during January 1997 the Company has carried out administrative functions and has begun liquidating its investment portfolio. The Company is currently seeking new business activities unrelated to the provision of financial services.

Securities valuation
Investments in unrestricted securities that are traded in the over-the-counter market are generally valued at the closing bid price on the last day of the year. Restricted securities and securities for which no public market exist are valued at fair value as determined by the Board of Directors. These securities are initially valued at the price per share provided for in the client company's private sale of its securities. Periodic adjustments to the initial fair value are made when deemed appropriate by the directors based upon intervening events or circumstances that would have a material effect on the Company's ability liquidate the securities. Such intervening events and circumstances would include among others material changes in the client's financial position and results of operations, doubts about the client's ability to continue as a going concern, a petition in bankruptcy, the discovery of a material legal or environmental claim, more recent sales of non-trading securities or the abandonment of plans to complete a registration of the securities for public sale.

Cash and cash equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company had no cash equivalents during the periods presented.


Furniture and equipment
Furniture and equipment are stated at cost. Depreciation is provided for by the straight-line method over estimated useful lives as follows:
              Equipment                        5 years

Revenue
Revenue from the sale of investments is recorded on settlement dates as determined by independent brokers and dealers in securities. The use of trade dates for determination of such revenue would not have a material effect on reported amounts.

Income taxes
Deferred taxes are provided to reflect the income tax effects of amounts included for financial statement purposes in different periods than for tax purposes, principally unrealized appreciation of investments and the valuation of securities received as revenue, the constructive receipt of which for income tax purposes precedes the establishment of fair value under generally accepted accounting principles. Valuation of the securities for income tax purposes is based on fair value at the date the shares are issued to the Company, which is generally one to three months prior to the private sale of stock by the client company.

Per share amounts
In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share." SFAS No. 128 supersedes and simplifies the existing computational guidelines under Accounting
Principles Board ("APB") Opinion No. 15, "Earnings Per Share."

The statement is effective for financial statements issued for periods ending after December 15, 1997. Among other changes, SFAS No. 128 eliminates the presentation of primary earnings per share and replaces it with basic earnings per share for which common stock equivalents are not considered in the computation. It also revises the computation of diluted earnings per share. The Company has adopted SFAS No. 128 and there is no material impact to the Company's earnings per share, financial condition, or results of operations. The Company's earnings per share have been restated for all periods presented to be consistent with SFAS No. 128.

The basic loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding for the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

Concentration of credit risk
Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and investments in client company common stocks. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. Client company common stocks are generally thinly traded new issues traded in the over-the-counter market or securities for which no market exists.

Attempts by the Company or others to sell substantial positions in these securities could have material negative effects on quoted market prices and the resulting fair value of the securities.

Estimates
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates. Management estimates the fair value of its investments in securities for which no public market exists based on the factors mentioned above. It is reasonably possible that changes may occur in the near future with respect to client company activities that would require adjustment of the fair value of these securities.

Note 2.  Investments

Common stock of client companies is issued to the Company as payment for its services and is recorded as revenue ratably over the term of the consulting contract. As indicated in Note 1, the Company has completed termination agreements with all of its consulting clients.


At January 31, 1998 the Company had investments in listed common equity securities as follows:

                                                     Historical    Fair
                                           Shares      Cost       Value
Free trading shares:
Level Best Golf, Inc.                       3,500    $  5,250   $   -
National Sorbents, Inc.                   176,000     264,000     33,088
First Nordic (formerly Sherman Goelz)      55,000       5,000       -
                                                     --------   --------
                                                     $274,250   $ 33,088

Restricted shares:
Coronado Industries, Inc.                100,000    $ 60,000   $ 87,500

Fair value of securities as of January 31, 1998 was determined by reference to prices quoted on the NASDAQ OTC Bulletin Board.

The shares of National Sorbents, Inc. were issued to the Company during November 1995. At January 31, 1997, the Board of Directors determined that intervening events and circumstances had arisen that would require adjustment of the fair value of these securities as of January 31, 1997 to zero value. Specifically, the company has suffered significant deterioration of financial position and results of operations and has halted its efforts to register its securities for public sale. During the year ended January 31, 1998, this client company was able to establish limited trading of its securities in the over the counter market.


At January 31, 1998 the Company had investments in common equity securities for which no public market exists as follows:
                                          Historical       Fair
                                 Shares      Cost          Value
Rubicon Sports, Inc.              25,000    $  37,500    $  62,500
Immune Technologies, Inc.         10,000       15,000       15,000
Players Network                   25,000       37,500       37,500
Casinovations Incorporated        29,100       43,650       43,650
                                           ----------    ----------
                                           $  133,650    $  158,650

Other securities for which no public market exists as of January 31, 1998 were valued at their initial fair value, which in all cases amounted to $1.50 per share except for Rubicon Sports, Inc which has commenced a private offering of its securities at $2.50 per share. No intervening events or circumstances occurred subject to the initial valuation of these securities that would require an adjustment to their valuation as of January 31, 1997.

The Company owns less than 15% of outstanding common stock of its client companies.

During the year ended January 31, 1997, the Company completed the following transactions with respect to its portfolio of listed securities:

Sales for cash
                                 Shares      Proceeds      Gain
Applied Cellular Technologies    11,502     $ 52,674      $  5,516
Gaming Ventures, Inc.            45,500     $158,290      $ 90,040
Level Best Golf                  95,500     $352,682      $209,432

Distribution for services
                                 Shares      Proceeds      Gain
Applied Cellular Technologies     5,843     $ 23,919      $   -
Gaming Ventures, Inc.            62,500     $248,437      $155,777
Level Best Golf                  28,896     $122,800      $ 79,456

Distribution as dividends
                                 Shares       Cost
Gaming Ventures, Inc.            63,556     $ 95,334
Level Best Golf                  99,003     $148,505

During the year ended January 31, 1998, the Company completed the following transactions with respect to its portfolio of listed securities:

Sales for cash
                                 Shares      Proceeds    Gain (Loss)
National Sorbents, Inc.          40,000     $  7,520      $(52,480)
Gaming Ventures, Inc.            13,444     $ 32,988      $ 12,822
Level Best Golf                  48,101     $132,606      $ 60,455

Note 3.  Furniture and equipment

Furniture and equipment consists of the following at January 31, 1998:

  Office equipment                                $  7,158
  Less accumulated depreciation                     (3,212)
                                                  --------
                                                  $  3,946

Depreciation expense charged to operations was $1,343 and $3,699 during the years ended January 31, 1998 and 1997 respectively.

In connection with the termination of its consulting contracts at January 31, 1997 as discussed in Note 1, the Company ceased operations in its Denver, CO office and transferred $12,773 (net book value of $6,867) of office equipment to a former employee in exchange for cash of $1,100. The Company recorded $5,767 of compensation expense in connection with the transfer of assets.

Note 4.  Capital share transactions

During the period covered by these financial statements the Company issued shares of common stock without registration under the Securities Act of 1933. Although the Company believes that the sales did not involve a public offering of its securities and that the Company did comply with the "safe harbor" exceptions from registration under section 4(2), it could still be liable for recession of the sales if such exceptions were found not to apply. The Company has not received a request for rescission of shares nor does it believe that it is probable that its shareholders would pursue rescission nor prevail if such action were undertaken

During the year ended January 31, 1997 the Company issued 161,950 shares of its common stock to a limited investor group for cash aggregating $185,750 and issued 150,000 shares of common stock for the exercise of common stock options valued at $39,000 of which $31,500 remained unpaid at January 31, 1997

During the year ended January 31, 1998 the Company issued 329,674 shares of its common stock to a limited investor group for cash aggregating $85,961. Additionally, the Company issued 50,000 shares of its common stock valued at $.25 per share for services provided to the Company.


Note 5.  Commitments

During the year ended January 31, 1996, the Company negotiated an operating lease for executive office space. The initial term of the lease has expired and the Company occupies the offices on a month to month basis.

Rent expense amounted to $5,590 and $14,338 for the years ended January 31, 1998 and 1997, respectively.


Note 6. Income taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The deferred tax asset resulting from the operating loss carryforward described below has been fully reserved.

The Company currently has net tax operating loss carryforwards aggregating approximately $698,000 which expire beginning in 2008. The principal difference between the Company's book operating losses and income tax operating losses results from recognition of unrealized gains or losses on securities owned for financial statement purposes.


Note 7.  Sales to major customers

During the year ended January 31, 1997, the Company recorded revenue for services provided to client companies that comprise greater than 10% of total revenues as follows:

Level Best Golf, Inc.                       $ 68,642
Trinity Works, Inc.                         $ 73,252
Casinovations, Inc.                         $ 82,500
Immune Technologies, Inc.                   $ 90,000


Note 8. Stock option plan

During 1995, the Company adopted the 1995 Non-Statutory Stock Option Plan which provides for granting to the Company's officers, directors, employees and certain other individuals who consult with or advise the Company, options to acquire up to 750,000 shares of the Company's common stock. The shares issuable under the 1995 plan are at a price not less than 85% of the fair market value of the stock on the date of grant. The exercise periods of the options are not to exceed ten years. No options have been granted pursuant to the plan as of January 31, 1998.

Note 9.  Related Party Transactions

During the year ended January 31, 1998, the Company's former president who is currently a major shareholder of the Company madee working capital advances tothe Company of $86,819.

Note 10. Subsequent event

During the year ended January 31, 1998, the Company made working capital advances to Immune Technologies, Inc. (Immune), a former client company, amounting to $54,100. The business of Immune consists of research and development and marketing of products based on new technology for the prevention and related therapy of infectious diseases in animals.

Subsequent to January 31, 1998 the Company entered into a purchase and sale agreement with Immune whereby the Company would purchase certain assets of Immune consisting primarily of accounts receivable, furniture, equipment and intangible assets. The purchase price paid consists of 2,000,000 shares of the Company's common stock and the cash advances made.

           BioNet Technologies, Inc.
           Consolidated Balance Sheet
               October 31, 1998
                   (Unaudited)

                     ASSETS

<APTION>
Current assets:
  Cash and cash equivalents                       $     60,202
  Trading securities                                   175,838
  Accounts receivable - other                              700
  Inventory                                             11,890
                                                  ------------
 Total current assets                                  248,630

Property and equipment, at cost, net of
  accumulated depreciation of $9,562                    98,465

Other assets                                            11,326
                                                  ------------
                                                  $    358,421
      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                $     56,159
  Accrued expenses                                      27,667
                                                  ------------
      Total current liabilities                         83,826

  Loans from shareholder                               233,970

Stockholders' equity:
 Common stock, no par value,
  20,000,000 shares authorized,
  7,246,606 shares issued and outstanding                7,247
 Additional paid in capital                          2,045,911
 Subscriptions to common stock                         160,965
 Accumulated deficit                                (2,173,498)
                                                   -----------
                                                        40,625
                                                  $    358,421



See accompanying notes to consolidated financial statements.

            BioNet Technologies, Inc.
      Consolidated Statements of Operations
                    (Unaudited)

                                                  Three Months Ended October 31,   Nine
Months Ended October 31,
                                                       1998           1997           1998         1997
                                                        <c
Revenues                                           $      -         $      -       $      -       $      -

Costs and expenses
  General and administrative                           196,776         24,952        392,716        425,960
  Charge off of acquired research and development      476,358           -         1,455,186           -
                                                   -----------     ----------    -----------    -----------
(Loss) from operations                                (673,134)       (24,952)    (1,847,902)      (425,960)

Other income and (expense):
  Gain (loss) realized from sale of investments         (1,517)        (4,300)        35,435         63,727
  Unrealized gain (loss) on investments                  7,593        (46,878)         9,578        174,758
                                                   -----------     ----------    -----------    -----------
                                                         6,076        (51,178)        45,013        238,485

(Loss) before income taxes                            (667,058)       (76,130)    (1,802,889)      (187,475)
Provision for income taxes                                -              -              -              -
                                                   -----------     ----------    -----------    -----------
Net (loss)                                         $  (667,058)    $  (76,130)   $(1,802,889)   $  (187,475)

Basic earnings (loss) per share:
 Net income (loss)                                 $    (0.09)     $   (0.03)    $    (0.34)    $    (0.06)

 Weighted average shares outstanding                 7,208,949      2,964,485      5,301,824      2,914,559


See accompanying notes to consolidated financial statements.

          BioNet Technologies, Inc.
    Consolidated Statements of Cash Flows

                 (Unaudited)

                                               Nine Months Ended October 31,
                                                    1998            1997
Net cash provided by (used in)
 operating activities                          $   (303,400)    $  (237,523)

Cash flows from investing activities:
   Proceeds from sale of investments                 71,220         165,954
   Purchase of fixed assets                         (18,812)         (1,000)
                                                -----------      ----------
Net cash provided by (used in) investing activities  52,408         164,954

Cash flows from financing activities:
   Proceeds from sale of common stock                 1,550          62,000
   Proceeds from stock subscriptions                160,965               -
   Advances from stockholders                       147,151               -
                                                -----------      ----------
Net cash provided by (used in) financing activities 309,666          62,000

Increase (decrease) in cash                          58,674         (10,569
Cash and cash equivalents,
 beginning of period                                  1,528          10,943
                                                -----------      ----------
Cash and cash equivalents,
 end of period                                  $    60,202      $      374

Bio Net Technologies, Inc.
(formerly Pratt Wylce & Lords, Ltd.)
Notes to Unaudited Financial Statements
October 31, 1998

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the provisions of Regulation SB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with information provided in the Company's report on Form 10-K for the year ended January 31, 1998.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

Income (loss) per share was computed using the weighted average number of common shares outstanding.


Investments

At October 31, 1998 the Company had investments in common equity securities as follows:
                                         Historical    Fair
                                  Shares    Cost       Value

Level Best Golf, Inc.               3,500     5,250       -
Immune Technologies, Inc.          10,000    15,000       -
National Sorbents, Inc.           176,000      -        33,088
Advanced Sterilizer Technology     10,000    15,000       -
Casionvations, Inc.                29,100    43,650     72,750
Grand Slam Licensing, Inc.         10,000    15,000       -
Rubicon Sports, Inc.               25,000    37,500     62,500
Coronado Industries                15,000     9,000      7,500
First Nordic                       55,000     5,000       -
                                          ---------  ---------
                                           $145,400   $175,838

Fair value of National Sorbents Inc. and Coronado Industries as of April 30, 1998 was determined by reference to price quoted on the NASDAQ OTC Bulletin Board. No public market exists for the other securities listed. Fair value of these securities are based on the price paid by qualified investors in recent private placements of the securities as adjusted by management to reflect significant changes in investee company financial conditions.

During the nine months ended October 31, 1998, the Company received net proceeds from the sale of investment securities aggregating $123,935 and recorded gains from the transactions aggregating $35,435. During the nine months ended October 31, 1998, the Company issued 6,200 shares of its restricted common stock to an investor for cash aggregating $1,550. The price paid per share by the investors approximated the bid value of the stock at the issue dates. Additionally, during the period, the Company issued an aggregate of 85,136 shares of restricted common stock to two individuals as reimbursement for expenses paid by the individuals in behalf of the Company. The value of the services provided amounted to $18,312.

Additionally, during June 1998, the Company issued 2,000,000 shares of its restricted common stock to the shareholders of Immune Technologies, Inc. (Immune) in exchange for certain assets of Immune. Immune had been a client of the Company and the Company had advanced an aggregate of $79,800 to Immune during 1997 and 1998 to assist in meeting that company's working capital requirements. Immune, to date, has been engaged in research and development of technology that it hopes to utilize in the diagnosis and treatment of animal diseases. The assets acquired from Immune consist of cash, inventory and fixed assets aggregating $100,972 at the purchase date. The fair value of the stock issued in the transaction amounted to $1,000,000. The excess of the fair value of the purchase price over the assets acquired has been treated as the purchase of research and development costs by the Company and has been charged to expense during the current quarter.

During August 1998, the Company agreed to issued 1,900,000 shares of its restricted common stock to the certain shareholders of Greengold Corporation (Greengold) in exchange for 80% of the outstanding common stock of Greengold. Greengold, to date, has been engaged in research and development of technology that it hopes to utilize in the recycling and disposal of animal waste with the first application being hog waste. Additional applications of its technology are in the treatment of industrial and municipal water and waste treatment facilities. The assets and liabilities of Greengold consist of patent costs of $7,500 and accounts payable of $28,649 at the acquisition date. The fair value of the stock issued in the transaction amounted to $475,000. The excess of the fair value of the purchase price over the assets acquired has been treated as the purchase of research and development costs by the Company and has been charged to expense during the current quarter.

                             PART II
                INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24.	Indemnification of Officers and Directors.

The By-Laws of the Company provides that a director of the registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) pursuant to Texas law for any transaction from which the director derived an improper personal benefit. Registrant's By-Laws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against certain liabilities. Further the By-Laws also provides that the Registrant shall indemnify to the full extent permitted under Nevada law any director, officer employee or agent of Registrant who has served as a director, officer, employee or agent or the Registrant or, at the Registrant's request,has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25.   Other Expenses of Issuance and Distribution.

Other expenses in connection with this offering which will be paid by Immune Technologies, Inc. (hereinafter in this Part II referred to as the "Company") are estimated to be substantially as follows:

                                                               Amount
                                                              Payable
Item                                                        By Company
S.E.C. Registration Fees                                        350.00
State Securities Laws (Blue Sky) Fees and Expenses                 .00
Printing and Engraving Fees                                   1,500.00
Legal Fees                                                   15,000.00
Accounting Fees and Expenses                                  5,000.00
Transfer Agent's Fees                                           500.00
Miscellaneous                                                   500.00

Total                                                       $22,850.00

Item 26.   Recent Sales of Unregistered Securities.

During the last three years, the Company issued the following Common Shares pursuant to an exemption from registration under Section 4(2). The
issuances were made to sophisticated investors.   The Company determined
the sophistication of the investors based on the Company's knowledge and experience with the investors.

Name                                      Total Number                     cash
                        Date Issued         of Common Shares             payment

Wilhelm Schleidt             5/20/96             1,000                    2.75
Johnny Wong                  7/19/96             3,000                   2.625
Jared Mcgowan                8/29/96             1,000                   2.812
Mark Mcalister                9/4/97            40,000                    0.25 - reimbursed expenses
Mark Schklar                  9/4/97            20,000                    0.25 - reimbursed expenses
Michael Schklar               9/4/97            20,000                    0.25 - reimbursed expenses
Johnny and Barbara Wong TTEES 9/4/97            20,000                    0.25 - reimbursed expenses
Paul Spiegler and Renee
   Spiegler JT TN             9/4/97            40,000                    0.25
James Yanai                   9/4/97            16,000                    0.25
Kazu Fujita                   9/4/97            20,000                    0.25
John Polli                    9/4/97            25,000                    0.25
Mark Schklar                 10/9/97            20,000                    0.25
Michael Schklar              10/9/97            15,000                    0.25
Mark Mcalister               12/8/97            60,000                    0.25
Itsuo Shiotani               12/8/97             8,000                    0.25
Elizabeth Gheen              1/23/98            48,000                  0.3125
Mitsuo Tatsugawa Defined
    Benefit                  2/25/98            28,674                  0.3125
James Yanai                  2/25/98            15,000                  0.3125
Johnny and Barbara
    Wong TTEES               2/25/98            15,000                  0.3125
Johnny and Barbara Wong
Immune Technologies           5/8/98         2,000,000                  acquisition
Marcorp, Inc.                6/26/98             6,200                    0.25
Larry Zonner                 9/24/98             1,500                   0.156
Parool A Vyas                9/24/98             2,000                   0.156
Larry Zonner                10/16/98             4,500                    0.16
Kieth Gold                  10/21/98            40,936                   0.187
Peter Polakoff               11/4/98            10,000                    0.25
Nick Davidge                 11/4/98            40,000                    0.25
Tomas and Susan Lanzaro
    JT TEN                   4/28/98            40,000                   0.375
Ronald Conklin               4/28/98            60,000                   0.375
Anthony Bertrami             4/28/98            40,000                   0.375
Harvey Brice                 4/28/98            60,000                   0.375
Leon Ruchlamer               4/28/98           100,000                   0.375
Harvey Brice                11/18/98            66,666                   0.375
Nick Davidge                11/20/98            20,000                     0.5
Cynthia Levine              11/23/98            40,000                     0.5
Anthony Bertrami            11/23/98            20,000                     0.5
Lionel Nakisher             11/23/98            20,000                     0.5
Yochanan Ben-Ner            12/15/98            60,000                   0.468
Ralph and Carol Lynn
    Kingrey                 12/28/98            20,000                   0.218
Kingrey JT TEN
Theodore Kolbert            12/28/98             6,000                   0.218


Peter Polakoff              12/28/98            10,000                   0.218
Ronald Conklin              12/28/98            20,000                   0.218
Timothy Miles               12/28/98         1,731,421                    0.19
L. Alan Schafler            12/28/98           500,000                    0.16 - for services
Ann B Anderson              12/29/98            12,500                   0.218
Jarrod Ray Kingrey           1/13/99             2,850                   0.937
Bruce E Winter  DTD 3-20-92  3/30/99            27,778                   0.687
Bruce E Winter TTEE
Elizabeth Gheen              3/29/99           275,000                    0.45 - reimbursed expenses
Alan Filson                  3/29/99           132,000                    0.45 - reimbursed expenses
Mitsuo Tatsugawa             3/29/99           250,000                    0.45 - reimbursed expenses
Timothy Miles                3/29/99           125,000                    0.45 - reimbursed expenses
Kevin Tatsugawa              3/29/99            11,250                    0.45 - reimbursed expenses
Laurie Tatsugawa             3/29/99            17,500                    0.45 - reimbursed expenses

Item 27.	Exhibit Index.

 The following of exhibits are filed with this report:
(1)      Not Applicable
(2)      Articles of Incorporation incorporated by reference to Form 10SB
         File Number 0-25792
(2.1)    Articles of Merger incorporated by reference to Form 10SB,
         File Number 0-25792
(2.2)    Bylaws incorporated by reference to Form 10SB, File
         Number 0-25792
(3)      Common Stock Certificate incorporated by reference to Form
         10SB, File Number 0-25792
(4)      Not Applicable
(5)      Not Applicable
(6)      Consulting Agreement with Applied Cellular Technology
         (formerly Axcom Information Technology, Inc.) incorporated by reference to Form 10SB, File Number 0-25792
(6.1)    Consulting Agreement with Level Best Golf, Inc. incorporated by reference to Form 10SB, File Number 0-25792
(6.2)    Consulting Agreement with Sports Legends, Inc. incorporated by reference to Form 10SB, File Number 0-25792
(6.3)    Consulting Agreement with Gaming Venture Corp. USA
         incorporated by reference to Amendment 1 to Form 10SB,
         File Number 0-25792
(6.4)    Consulting Agreement with Grand Slam Licensing, Inc.
         incorporated by reference to Form 10SB, File Number 0-25792
(6.5)    Consulting Agreement with Trinity Works, Inc. incorporated by reference to Amendment 1 to Form 10SB, File Number
         0-25792
(6.6)    Consulting Agreement with Players Network incorporated by
         reference to Amendment 2 to Form 10SB, File Number 0-25792
(6.7)    Consulting Agreement with National Sorbents, Inc. incorporated by reference to Amendment 2 to Form 10SB, File Number 0-25792
(6.8)    Consulting Agreement with Federated Financial Services, Inc.
         incorporated by reference to Amendment 2 to Form 10SB, File
         Number 0-25792
(7)      Not Applicable
(8)      Not Applicable
(9)      Not Applicable
(10.1)   Purchase and Sale Agreement dated May, 1998 between the Company and Immune
         Technologies, Inc.

(11)     Not Applicable
(12)     1995 Non-Statutory Stock Option Plan incorporated by reference to
         Amendment 3 to Form 10SB, File Number 0-25792
(13)     Not Applicable
(14)     Not Applicable
(15)     Not Applicable
(16)     Not Applicable
(17)     Not Applicable
(18)     Not Applicable
(19)     Not Applicable
(20)     Not Applicable
(21)     Not Applicable
(22)     Not Applicable
(23)     Not Applicable
(24)     Consent of James E. Scheifley & Associates, P.C.
(25)     Not Applicable
(26)     Not Applicable
(27)     Financial Data Schedule
(28)     Not Applicable

Item 28.	Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(I) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the Registration Statement.

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Delivery of Certificates. The undersigned registrant hereby undertakes to provide to the Transfer Agent at the closing, certificates in such denominations and registered in such names as are required by the Transfer Agent to permit prompt delivery to each purchaser.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in the Company's Articles of Incorporation or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Jupiter, State of Florida on the 29th day of May, 1999.

                                       BioNet Technologies, Inc.


                                        /s/ L. Alan Schafler
                                        --------------------------------
                                        By: L. Alan Schafler, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Signature                               Capacity                   Date


/s/L. Alan Schafler          Principal Executive Officer   April 29, 1999
-------------------           Principal Financial Officer
L. Alan Schafler                  Controller/Director

/s/Erich Schmid                  Director                 April 29, 1999
-------------------
Eerich Schmid

/s/James Yanai                 Director                   April 29, 1999
-------------------
James Yanai
